EXHIBIT 99.1

[ALLENS ARTHUR ROBINSON LETTERHEAD]

12 March 2007

Crusade Management Limited

4-16 Montgomery Street

Kogarah   NSW  2217

Dear Sirs

Crusade Global Trust No. 1 of 2007

We have acted for Crusade Management Limited (CML) in connection with the preparation of the following documents:

(a)

Prospectus dated 23 February 2007 (the Prospectus);

(b)

Prospectus Supplement dated 8 March 2007 (the Prospectus Supplement);

(c)

Registration Statement on Form S-3, File No. 333-128920 together with exhibits and any amendments to it (the Registration Statement);

(d)

Master Trust Deed dated 14 March 1998 between St.George Bank Limited (St.George), CML and Perpetual Trustees Consolidated Limited (formerly National Mutual Trustees Limited) (the Issuer Trustee) (the Master Trust Deed);

(e)

Supplementary Terms Notice to be dated on or about 13 March 2007 between, among others, CML and the Issuer Trustee;

(f)

Note Trust Deed to be dated on or about 13 March 2007 between CML, the Issuer Trustee, P.T. Limited and any Note Trustee;

(g)

Security Trust Deed dated 5 March 2007 between, among others, CML and the Issuer Trustee;

(h)

Agency Agreement to be dated on or about 13 March 2007 between, among others, CML and the Issuer Trustee; and

(i)

Servicing Agreement dated 19 March 1998 between St.George, the Issuer Trustee and CML,

(collectively the Prospectus Documents) as filed by CML with the Securities and Exchange Commission (the Commission) under the US Securities Act of 1933, as amended (the Act), relating to the Notes (as defined below).

The Prospectus Documents relate to the offer and sale of Class A-1 Mortgage Backed Notes (the Notes) to be issued by Perpetual Trustees Consolidated Limited, in its capacity as trustee of the Crusade Global Trust No. 1 of 2007.

Definitions in the Prospectus Documents apply in this opinion but Relevant Jurisdiction means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.

Documents

We have examined a copy of the Prospectus Documents.

2.

Assumption

For the purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3.

Qualifications

Our opinion is subject to the following qualifications:

(a)

we express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of the United States of America; and

(b)

our opinion is subject to the explanations and qualifications set forth under the caption “Australian Tax Matters” in the Prospectus and the Prospectus Supplement.

4.

Opinion

Based on the assumption and subject to the qualification set out above (which, except where expressly stated, apply equally to each of the opinions below) we are of the following opinion.

(a)

Any final and conclusive judgment of a court of the State of New York, USA, or the United States Federal Court having jurisdiction recognised by the Relevant Jurisdiction, in respect of an obligation under a Note, which is for a fixed sum of money, would be enforceable by action in the courts of each Relevant Jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York court or the United States Federal Court, as applicable, unless:

(i)

the proceedings in the New York State court or the United States Federal Court, as applicable, involved a denial of the principles of natural justice;

(ii)

the judgment is contrary to the public policy of the Relevant Jurisdiction;

(iii)

the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

(iv)

the judgment is a penal or revenue judgment; or

(v)

there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment or the New York State Court or the United States Federal Court (as applicable).

In particular, actions (including as original actions or actions to enforce judgments of a United States court) relating to civil liabilities predicated on Federal securities laws of the United States may not be capable of being brought in a Relevant Jurisdiction.

(b)

A judgment by a court in a Relevant Jurisdiction may be given in some cases only in Australian dollars.

We consent to the filing of this letter as an exhibit to the Registration Statement on Form S-3 and we consent to the references to our firm under the heading "Enforcement of Foreign Judgments in Australia" in each of the Prospectus and the Prospectus Supplement, without admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued under that Act with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully

/s/ Allens Arthur Robinson

Allens Arthur Robinson
Andrew Jinks
Partner